FLORIDA DEPARTMENT OF STATE
Division of Corporations

March 28, 2017

INCORPORATING SERVICES, LTD.
ATTN: MELISSA STOPS
,

Re: Document Number P07000107292

The Articles of Amendment to the Articles of Incorporation for GREEN DRAGON WOOD PRODUCTS, INC. which changed its name to ZEECOL INTERNATIONAL, INC., a Florida corporation, were filed on March 27, 2017.

The certification requested is enclosed.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Susan Tallent
Regulatory Specialist II
Division of Corporations

Letter Number: 917A00005846

State of Florida

IN GOD WE TRUST

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on March 27, 2017, to Articles of Incorporation for GREEN DRAGON WOOD PRODUCTS, INC. which changed its name to ZEECOL INTERNATIONAL, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P07000107292.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twenty-eighth day of March, 2017

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Ken Detzner
Ken Detzner
Secretary of State

CR2EO22 (1-11)

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION, AS AMENDED OF

GREEN DRAGON WOOD PRODUCTS, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act of the State of Florida (the "FBCA"), the undersigned Chief Executive Officer of Green Dragon Wood Products, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Florida, does hereby certify:

FIRST:

The Board of Directors approved the following amendment to the Corporation's Amended and Restated Articles of Incorporation by a unanimous written consent on February 10, 2017 pursuant to Section 607.0821 of the FBCA, and recommended that the Corporation's shareholders approve such amendment.

SECOND:

The holders of a majority of the Corporation's issued and outstanding voting stock, representing all of the voting securities of the Corporation, approved the following amendment to the Corporation's Articles of Incorporation, as Amended by written consent on February 22, 2017 pursuant to Section 607.0704 of the FBCA. The number of votes cast by the majority shareholders was sufficient for approval.

THIRD:

Article I of the Corporation's Amended and Restated Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

ARTICLE I

The name of the Corporation is Zeecol International, Inc.

FOURTH:
The effective date of these Articles of Amendment shall be March 27, 2017.

IN WITNESS WHEREOF, the undersigned duly authorized officer has executed these Articles of Amendment as of March 27, 2017.

Green Dragon Wood Products, Inc.

William Mook
Chief Executive Officer